Exhibit 23.4

   Consent of China Shaanxi Chunhua County Land and Fertilizer Working Station

      We consent to the reference to our entity name and to the use of the information in our field trial report dated May 10, 2005 as the base for the productivity estimates by the management of Shaanxi Xin Sheng Centennial Agricultural and Technology Co., Ltd. included in the amended registration statement on Form SB-2 of China Agri-Business, Inc..

                                                     Yours very truly,

Chunhua County Land and Fertilizer Working Station, Shaanxi, China
By: Tian Xiang Dong

Date: April 23, 2007
Seal of Chunhua County Land and Fertilizer Working Station, Shaanxi,
China Affixed